Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned trustees and officers of Federal Realty Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint Donald C. Wood, Daniel Guglielmone and Dawn M. Becker, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto and thereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Donald C. Wood Donald C. Wood	President, Chief Executive Officer and Trustee (principal executive officer)	May 9, 2018

/s/ Daniel Guglielmone Daniel Guglielmone	Executive Vice President-Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 9, 2018

/s/ Joseph S. Vassalluzzo Joseph S. Vassalluzzo	Non-Executive Chairman	May 9, 2018

/s/ Jon E. Bortz Jon E. Bortz	Trustee	May 9, 2018

/s/ David W. Faeder David W. Faeder	Trustee	May 9, 2018

/s/ Elizabeth I. Holland Elizabeth I. Holland	Trustee	May 9, 2018

/s/ Gail P. Steinel Gail P. Steinel	Trustee	May 9, 2018

/s/ Warren M. Thompson Warren M. Thompson	Trustee	May 9, 2018